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                                                                       EXHIBIT 5



                                     April 30, 1998



Barrett Resources Corporation
1515 Arapahoe Street
Tower 3, Suite 1000
Denver, Colorado 80202

Gentlemen and Ladies:

  We have acted as counsel for Barrett Resources Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 260,917 shares of the Company's $.01 par value common stock (the "Common Stock") on Form S-3.

  We have examined the Company's Certificate Of Incorporation, as amended, its Bylaws, as amended, and the record of its corporate proceedings with respect to the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained therein.

  Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the 260,917 shares of Common Stock whose transfer is being registered by the Company are at the current time, and will be if and when sold and delivered as described in the Company's Registration Statement on Form S-3 (the "Registration Statement"), legally issued, fully paid and nonassessable shares of the Company's Common Stock.

  We hereby consent (i) to be named in the Registration Statement, and in the prospectus that constitutes a part thereof, as the attorneys passing upon the validity of the issuance of the Common Stock on behalf of the Company and, (ii) to the filing of this opinion as an Exhibit to the Company's Registration Statement.

  This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

                                       Very truly yours,

                                       /s/ Bearman Talesnick & Clowdus
                                          Professional Corporation

                                       BEARMAN TALESNICK & CLOWDUS
                                          Professional Corporation